Exhibit 3.1

AMENDED ARTICLES OF INCORPORATION

of

OKADA MANILA INTERNATIONAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

We, all of legal age, majority of whom are residents of the Republic of the Philippines, have this day voluntarily agreed to form a stock corporation under the laws of the Philippines.

AND WE HEREBY CERTIFY THAT

FIRST:    The name of the said Corporation shall be

OKADA MANILA INTERNATIONAL, INC.

SECOND:    The purpose for which the Corporation is formed is:

PRIMARY PURPOSE

To acquire, own, maintain, operate and/or manage hotels (city and resort), inns, apartments, private clubs, pension houses, convention halls, lodging houses, restaurants, cocktail bars, and gaming and entertainment business, including casino-entertainment complexes with casino, hotel, retail and amusement areas and themed development components.

SECONDARY PURPOSES

1.    To invest in, purchase, or otherwise acquire and own, hold, use, sell, assign, lease, transfer, mortgage, pledge, exchange, or otherwise dispose of personal property of every kind and description, including but not limited to buildings, shares of stock, membership certificates, bonds, debentures, notes, evidences of indebtedness, and other securities or obligations of any corporation, association, domestic or foreign, for whatever lawful purpose the same may have been organized, and to pay therefor in money or by exchanging therefor stocks, bonds, property or other evidences of indebtedness or securities of this or any other corporation, stocks, bonds, debentures, contracts or obligations; to receive, collect and dispose of the interest, dividends, and income arising from such personal property, and to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including all voting powers of any stock so owned, provided that the Corporation shall not engage as stock broker or dealer in securities.

2.    To raise capital or borrow money from not more than 19 lenders, including stockholders, to meet the financial requirements of the business;

3.    To invest and deal with the money and properties of the Corporation in such manner as may from time to time be considered wise or expedient for the advancement of its interests;

4.    To aid in any manner any corporation, association, or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are held by or for this Corporation, directly or indirectly or through other corporations or otherwise; without acting as stockbroker or dealer in securities;

5.     To enter into any lawful arrangement for sharing profits, union of interest, unitization or farm out agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this Corporation;

6.    To acquire or obtain from any government or authority, national, provincial, municipal or otherwise, or any corporation, company or partnership or person, such charter, contracts, franchise, privileges, exemption, licenses and concessions as may be conducive to any of the objects of the Corporation;

7.    To establish and operate one or more branch offices or agencies and to carry on any or all of its operations and business without any restrictions as to place or amount including the right to hold, purchase or otherwise acquire, lease, mortgage, pledge and convey or otherwise deal in and with real and personal property anywhere within the Philippines;

8.    To distribute the surplus profits of the Corporation to the stockholders thereof in kind, namely, properties of the Corporation, particularly any shares of stock, debentures or securities of other companies belonging to this Corporation;

9.    To provide support, financial or otherwise, to the undertakings in which the Corporation has a participating interest or which form a part of the group of companies to which the Corporation belongs;

10.    To render on an occasional basis assistance in any form (including but not limited to advances, loans, credits, guarantees or granting of security) to third parties other than the group of companies to which the Corporation belongs, subject to the condition that such assistance falls within the Corporation’s best interest. The Corporation may participate in the creation, development, management and control of any company or enterprise, either directly or indirectly, which have similar objects or whose objects are closely related to its own;

11.    To guarantee obligations of other entities in which the Corporation has lawful interest; and

12.    To engage in, operate, conduct and maintain the business of shared services, customer support and business process outsourcing services, management, operations and business support functions, and IT and IT-enabled services, including, but not limited to, back-office operations and support, accounting and finance, human resources, and coding functions, technology and facilities maintenance support and services, and support for all aspects of the business and operations of affiliates and related companies and operations. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

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13.    To do or cause to be done any one or more of the acts and things herein set forth as its purposes, within or without the Philippines, and in any and all foreign countries, and to do everything necessary, desirable or incidental to the accomplishment of the purposes or the exercise of any one of more of the powers herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this Corporation.

THIRD:        The principal office of the Corporation shall be located at New Seaside Drive, Entertainment City, Brgy. Tambo, Paranaque City 1701.

FOURTH:        The term for which the Corporation is perpetual

FIFTH:        The names, nationalities, and residences of the incorporators of the Corporation are as follows:

Name	Nationality	Address
Takako Okada	Japanese	***
Kenji Sugiyama	Japanese	***

SIXTH:    That the number of directors of the Corporation shall be eight (8), and that the names, nationalities, and residences of the directors who are to serve until their successors are elected and qualified as provided by the by-laws are as follows: (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

Name	Nationality	Residence	Passport Number/ Philippine TIN
Takako Okada	Japanese	***	Passport No. ***
Kenji Sugiyama	Japanese	***	Passport No. ***

SEVENTH:     The authorized capital stock of the Corporation is One Hundred Million Philippine Pesos (PhP100,000,000.00) which is divided into:

a)	Twenty Five Million (25,000,000) Common Shares with a par value of One Peso (PhP1.00) per share; and

b)	Seventy Five Million (75,000,000) Redeemable Preferred Shares with a par value of One Peso (PhP1.00) per share.

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The shares shall have the features below.

a)	Each of the Common Shares and Redeemable Preferred Shares is entitled to one vote.

b)

Subject to the provisions of law, the Redeemable Preferred Shares of the Corporation shall be redeemable, at the option of the Corporation, and the minimum redemption price shall be at its subscription price.

c)

In the event of the liquidation of the Corporation, the Redeemable Preferred Shares shall receive an amount to the extent of its subscription price, and before the Common Shares shall receive their share during the liquidation.

d)	Each of the Common Shares and Redeemable Preferred Shares shall receive the same amount of dividends, as declared by the Board of Directors.

e)	The Corporation has the option to convert the Redeemable Preferred Shares to Common Shares. Alternatively, the Corporation has the option to convert the Common Shares to Redeemable Preferred Shares.

The conversion rate shall be determined based on the Corporation’s net asset value as of the most recent balance sheet date.

EIGHTH:        The amount of said capital stock which has been actually subscribed and fully paid-up is Ten Million Philippine Peso (PhP 10,000,000.00) following persons have subscribed for the following number of shares and the amount of capital stock subscribed and paid-in to their subscriptions is indicated opposite their respective names:

Name	Citizenship	No. of Shares Subscribed	Amount Subscribed (In PhP)	Amount Paid (in PhP)
Tiger Resort, Leisure and Entertainment Inc.	Hong Kong	2,499,998 common shares	PhP 2,499,998.00	PhP 2,499,998.00
		7,500,000 preferred shares	PhP 7,500,000.00	PhP 7,500,000.00
Takako Okada	Japanese	1 common share	PhP 1.00	PhP 1.00
Kenji Sugiyama	Japanese	1 common share	PhP 1.00	PhP 1.00

Total			PhP 10,000,000	PhP 10,000,000

NINTH:        No issuance or transfer of shares of stock of the Corporation which would reduce the stock ownership of Filipino citizens to less than the percentage of the outstanding capital stock required by law to be owned by Filipino citizens shall be allowed or permitted to be recorded in the books of the Corporation. This restriction shall be printed or indicated in all the certificates of stock to be issued by the Corporation.

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TENTH:        That Kenji Sugiyama has been elected by the subscribers as Treasurer of the Corporation to act as such until his successor is duly elected and qualified in accordance with the by-laws. As such Treasurer, he has been authorized to receive for and in the name of the Corporation, all subscriptions paid in by the subscribers.

ELEVENTH:    That the incorporators undertake to change the name of the Corporation immediately upon receipt of notice from the Commission that another corporation, partnership or person has acquired prior right to the use of such name, that the name has been declared not distinguishable from a name already registered or reserved for the use of another Corporation, or that it is contrary to law, public morals, good customs or public policy.

IN WITNESS WHEREOF, we have hereunto set our hands, this March 5, 2021 at Parañaque City, Philippines.

KENJI SUGIYAMA Passport No. ***	TAKAKO OKADA Passport No. ***

SIGNED IN THE PRESENCE OF:

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

Parañaque City                ) S.S.

BEFORE ME, a Notary Public for and in City of Parañaque City, Philippines, this March 5, 2021, personally appeared:

Name	Competent Proof of Identity	Expiry/Place Issued
TAKAKO OKADA	***	***
KENJI SUGIYAMA	***	***

all known to me and to me known to be the same persons who executed the foregoing Articles of Incorporation and they acknowledged to me that the same is their free and voluntary act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place first above-written.

Doc. No. 44;

Page No. 10;

Book No. VI

Series of 2021.

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AMENDED BY-LAWS

OF

OKADA MANILA INTERNATIONAL, INC.

ARTICLE I

SUBSCRIPTION, ISSUANCE AND TRANSFER OF SHARES

Section 1. Subscriptions—Subscribers to the capital stock of the Corporation shall pay to the Corporation the subscription value or price of the stock in accordance with the terms and conditions prescribed by the Board of Directors. Unpaid subscriptions shall not earn interest unless determined by the Board of Directors.

Section 2. Certificate—Each stockholder shall be entitled to one or more certificates for such fully paid stock subscription in his name in the books of the Corporation. The certificates shall contain the matters required by law and the Articles of Incorporation. They shall be in such form and design as may be determined by the Board of Directors and numbered consecutively. The certificates, which must be issued in consecutive order, shall bear the signature of the President, manually countersigned by the Secretary or Assistant Secretary, and sealed with the corporate seal.

Section 3. Transfer of Shares - Subject to the restrictions, terms and conditions contained in the Articles of Incorporation, shares may be transferred, sold, ceded, assigned or pledged by delivery of the certificates duly indorsed by the stockholder, his attorney-in-fact, or other legally authorized person. The transfer shall be valid and binding on the Corporation only upon record thereof in the books of the Corporation, cancellation of the certificate surrendered to the Secretary, and issuance of a new certificate to the transferee.

No shares of stock against which the Corporation holds unpaid claim shall be transferable in the books of the Corporation.

All certificates surrendered for transfer shall be stamped “Cancelled” on the face thereof, together with the date of cancellation, and attached to the corresponding stub with the certificate book.

Section 4. Lost Certificates - In case any certificate for the capital stock of the Corporation is lost, stolen, or destroyed, a new certificate may be issued in lieu thereof in accordance with the procedure prescribed under Section 73 of the Corporation Code.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Regular Meetings - The regular meetings of stockholders, for the purpose of electing directors and for the transaction of such business as may properly come before the meeting, shall be held at the principal office or by remote communication as may be allowed under applicable laws and regulations, on last Thursday of May of each year, if a legal holiday, then on the day following.

Section 2. Special Meeting - The special meetings of stockholders, for any purpose or purposes, may at any time be called by any of the following: (a) the Board of Directors, at its own instance, or at the written request of stockholders representing a majority of the outstanding capital stock; or b) the President.

Section 3. Place of Meeting - Stockholders’ meetings, whether regular or special, shall be held in the principal office of the Corporation or at any place designated by the Board of Directors in the city or municipality where the principal office of the Corporation is located.

Section 4. Notice of Meeting—Notice of regular meetings which should state the date, time and place of the meeting must be sent to every stockholders at least twenty one (21) days prior to the scheduled meeting, while notices of special meetings must be sent to every stockholders at least one (1) week prior to the scheduled meeting.

Notices of regular or special meetings may be sent by the Secretary by personal delivery or by mail to each stockholder of record at his last known post office address, by email or facsimile transmission or by publication in a newspaper of general circulation. The notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. In case of special meetings, only matters stated in the notice can be the subject of motions or deliberations at such meeting. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

When the meeting of stockholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the reconvened meeting, any business may be acted that might have been transacted on the original date of the meeting.

In case of postponement of stockholders’ regular meetings, written notice shall be sent to all stockholders of record at least two (2) weeks prior to the date of the meeting

If a stockholder intends to participate in a meeting through remote communication, he/she shall notify in advance the Chairman and the Secretary of his/her intention. The Secretary shall note such fact in the Minutes of the meeting

Section 5. Quorum - Unless otherwise provided by law, in all regular or special meetings of stockholders, a majority of the outstanding capital stock must be present or represented in order to constitute a quorum. If no quorum is constituted, the meeting shall be adjourned until the requisite amount of stock shall be present.

A stockholder who participates through remote communication shall be deemed present for purposes of quorum.

Section 6. Conduct of Meeting - Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence, the President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary shall act as secretary of every meeting, but if not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting may adjourn the meeting from time to time, without notice other than that announced at the meeting.

Meetings of stockholders, whether regular or special, may be held in person or by remote communication as provided by law and relevant regulations.

Section 7. Manner of Voting - Except where the law provides for a higher voting requirement, in all regular or special meetings of stockholders, a resolution of the stockholders shall be deemed to have been adopted if it is approved by a majority of the outstanding capital stock at a meeting in which there is a quorum.

Stockholders may vote in person or by proxy executed in writing by the stockholders or his duly authorized attorney-in-fact. Unless otherwise provided in the proxy, it shall be valid only for the meeting at which it has been presented to the secretary.

All proxies must be in the hands of the secretary before the time set for the meeting. Such proxies filed with the Secretary may be revoked by the stockholders either in an instrument in writing duly presented and recorded with the Secretary prior to a scheduled meeting or by their personal presence at the meeting.

Unless the notice of meeting provides an earlier period, all proxies may be validated on the date, at the place, and before the time, of the regular or special meeting of the stockholders.

There shall be a presumption of regularity in the execution of proxies and the same shall be accepted in the absence of a timely and valid challenge.

If the name of the proxy is left in blank, the person to whom it is given, or the corporation receiving the proxy is at liberty to fill in any name he/it chooses.

A proxy executed by a corporation shall be in the form of a board resolution duly certified by the Corporate Secretary or in a proxy form executed by a duly authorized corporate officer. If executed in a proxy form, it is presumed that the corporate officer who signed and executed the proxy is duly authorized to do so.

Proxies need not be notarized, and if signed abroad need not be authenticated.

A stockholder may also vote through remote communication or in absentia.

Section 8. Closing of Transfer Books of Fixing of Record Date - For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend, or of making a determination of stockholders for any other proper purpose, the Board of Directors may provide that the Stock and Transfer Book be closed for a stated period, but not to exceed, in any case, twenty (20) days. If the Stock and Transfer Book be closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such Book shall be closed for at least ten (10) working days immediately preceding such meeting. In lieu of closing the Stock and Transfer Book, the Board of Directors may fix in advance a date as the record date, which shall in no case be more than twenty (20) days prior to the date on which the particular action requiring such determination of stockholders is to be taken, except in instances where applicable rules and regulations provide otherwise.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers of the Board—Unless otherwise provided by law, the corporate powers of the Corporation shall be exercised, all business conducted and all property of the Corporation controlled and held by the Board of Directors to be elected, by and from among the stockholders. Without prejudice to such general powers and such other powers as may be granted by law, the Board of Directors shall have the following express powers:

a)    From time to time, to make and change rules and regulations not inconsistent with these By-Laws for the management of the Corporation’s business and affairs;

b)    To purchase, receive, take or otherwise acquire in any lawful manner, for and in the name of the Corporation, any and all properties, rights, interests or privileges, including securities and bonds of other corporations, as the transaction of the business of the Corporation may reasonably or necessarily require, for such consideration and upon such terms and conditions as the Board may deem proper or convenient;

c)    To invest the funds of the Corporation in another corporation or business or for any other purposes other than those for which the Corporation was organized, whenever in the judgment of the Board of Directors the interests of the Corporation would thereby be promoted, subject to such stockholders’ approval as may be required by law;

d)     To incur such indebtedness as the Board may deem necessary and, for such purpose, to make and issue evidence of such indebtedness including, without limitation, notes, deeds of trust, instruments, bonds, debentures, or securities, subject to such stockholders’ approval as may be required by law, and/or pledge, mortgage, or otherwise encumber all or part of the properties and rights of the Corporation;

e)    To guarantee, for and on behalf of the Corporation, obligations of other corporations or entities in which has lawful interest;

f)    To make provisions for the discharge of the obligations of the Corporation as they mature, including payment of any property, or in stocks, bonds, debentures, or other securities of the Corporation lawfully issued for the purpose;

g)    To sell, lease, exchange, assign, transfer or otherwise, dispose of any property, real or personal, belonging to the Corporation whenever in the Board’s judgment, the Corporation’s interest would thereby be promoted;

h)    To establish pension, retirement, bonus, profit-sharing, or other types of incentives or compensation plans for the employees, including officers and directors of the Corporation and to determine the persons to participate in any such plans and the amount of their respective participations;

i)    To prosecute, maintain, defend, compromise or abandon any lawsuit in which the Corporation or its officers are either plaintiffs or defendants in connection with the business of the Corporation, and likewise, to grant installments for the payments or settlement of whatsoever debts payable to the Corporation;

j)    To delegate, from time to time, any of the powers of the Board which may lawfully be delegated in the course of the current business or businesses of the Corporation to any standing or special committee or to any officer or agent and to appoint any person to be agent of the Corporation with such powers (including the power to sub-delegate), and upon such terms, as may be deemed fit;

k)    To resolve doubts as to the meaning, interpretation and/or application of these By-Laws and supply the omissions thereof, and give an account to the stockholders at their regular meeting;

l)    To authorize the issuance of shares out of the authorized but unissued capital stock of the Corporation;

m)    To determine whether any part of the surplus profits of the Corporation available for declaration as dividends shall be declared as dividends;

n)    To determine and prescribe the qualifications, duties, term of office, compensation, remuneration, incentives and other benefits of officers and/or employees pursuant thereto, to appoint or elect or enter into contract with such officers and/or employees, under such terms and conditions as the Board may determine to be in the best interest of the Corporation;

o)    To enter into any transaction, obligation or contract and perform such acts and execute such deeds, as it may deem essential for the proper administration of the Corporation’s property, business and affairs or the accomplishment of any of the purposes for which the Corporation was organized; and

p)    To implement these by-laws and to act on any matter not covered by these By-Laws, provided such matter does not require the approval or consent of the stockholders under any existing law, rules or regulation.

Section 2. Election and Term—The Board of Directors shall be elected during each regular meeting of the stockholders and shall hold office for one (1) year and until their successors are elected and qualified.

Section 3. Vacancies - Any vacancy occurring in the Board of Directors other than by removal by the stockholders or by expiration of term, may be filled by the vote of at least a majority of the remaining directors, if still constituting a quorum; otherwise, the vacancy must be filled by the stockholders at a regular or at any special meeting of stockholders called for the purpose. A director so elected to fill a vacancy shall be elected only for the unexpired term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled only by an election at a regular or at a special meeting of the stockholders duly called for the purpose, or in the same meeting authorizing the increase of directors if so stated in the notice of the meeting.

The vacancy resulting from the removal of a director by the stockholders in the manner provided by law may be filled by election at the same meeting of stockholders without further notice, or at any regular or at any special meeting of stockholders called for the purpose, after giving notice as prescribed in these By-Laws.

Section 4. Meetings—Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Chairman of the Board, or in his absence, the President, or upon the request of a majority of the directors, and shall be held at such places as may be designated in the notice, or through teleconferencing or video conferencing in accordance with the rules of the Securities and Exchange Commission. Special meetings of the Board may be called at any time by the Chairman of the Board, or, in his absence, by the President, or upon the request of a majority of the directors, and shall be held at such places as may be designated in the notice, or through teleconferencing or video conferencing in accordance with the rules of the Securities and Exchange Commission.

If a director intends to participate in a meeting through remote communication, he/she shall notify in advance the Chairman and the Secretary of his/her intention. The Secretary shall note such fact in the Minutes of the meeting.

Section 5. Notice - Notice of the regular or special meeting of the Board, specifying the date, time and place of the meeting, shall be communicated by the Secretary to each director personally, or by telephone, telex, telegram, email or facsimile transmission or by written or oral message at least two (2) days prior to the scheduled meeting. A director may waive this requirement, either expressly or impliedly.

Section 6. Quorum - In any meeting of the Board of Directors, there must be present at least a majority of the number of the Board of Directors provided in the Articles of Incorporation for a quorum to exist.

All resolutions of the Board of Directors, except for the election of officers, which shall require the vote of a majority of all the members of the Board of Directors, shall require the affirmative vote of a majority of the directors constituting a quorum.

Section 7. Conduct of the Meetings—Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, the President or if none of the foregoing is in office and present and acting, by any other director chosen by the Board. The Secretary shall act as secretary of every meeting, if not present, the Chairman of the meeting, shall appoint a secretary of the meeting. Meetings of the Board of Directors and Board Committees may be held by teleconferencing, videoconferencing, or such other means allowed by law, regulations or official issuances of the relevant government agencies.

In case of a need to vote in any item or matter in the agenda, the Chairman shall direct the Secretary to note the vote of each director. A director participating in the meeting via remote communication may cast his vote through electronic mail, messaging service or such other manner as may be permitted under the rules and regulations of the Securities and Exchange Commission. The vote shall be sent to the Chairman and the Corporate Secretary for notation.

In case of matters needing the immediate action by the Board or any Board Committee, the Chairman or in his absence the President, may direct the Corporate Secretary to secure the required action from the Board via email. The Corporate Secretary shall provide all materials required for the Board to act on the matter presented, shall note the vote and comments, if any, of each member and prepare a report for the signature of the members of the Board. The report generated shall constitute the minutes of the meeting of the Board or the Committee. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

Section 8. Compensation – By resolution of the Board of Directors, each director shall receive a reasonable per diem allowance for his attendance at each meeting of the Board of Directors. Compensation of each director shall be determined in such manner as the Board of Directors may deem proper, subject to the approval of stockholders representing at least a majority of the outstanding capital stock at a regular or special meeting of the stockholders.

ARTICLE IV

OFFICERS

Section 1. Election/Appointment - Immediately after their election, the Board of Directors shall formally organize by electing the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, the Secretary, and the Treasurer, at said meeting.

The Board may, from time to time, appoint such other officers as it may determine to be necessary or proper.

Any two (2) or more positions may be held concurrently by the same person, except that no one shall act as President and Treasurer or President and Secretary at the same time.

Section 2. Chairman of the Board - The Chairman of the Board of Directors shall preside at the meetings of the directors and the stockholders. He shall also exercise such powers and perform such duties as the Board of Directors may assign to him.

Section 3. President—The President, who shall be a director, shall have administration and direction of the day-to-day business affairs of the Corporation. He shall exercise the following functions:

a)     To preside at the meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board of Directors;

b)    To initiate and develop corporate objectives and policies and formulate long range projects, plans and programs for the approval of the Board of Directors, including those for executive training, development and compensation;

c)    To have general supervision and management of the business affairs and property of the Corporation;

d)    To ensure that the administrative and operational policies of the Corporation are carried out under his supervision and control;

e)    Subject to guidelines prescribed by law, to appoint remove, suspend or discipline employees of the Corporation, prescribe their duties, and determine their salaries;

f)    To oversee the preparation of the budgets and the statements of accounts of the Corporation;

g)    To prepare such statements and reports of the Corporation as may be required of him by law;

h)    To represent the Corporation at all functions and proceedings;

i)    To execute on behalf of the Corporation all contracts, agreements and other instruments affecting the interests of the Corporation, which require the approval of the Board of Directors, except as otherwise directed by the Board of Directors;

j)    To make reports to the Board of Directors and stockholders;

k)    To sign certificates of stock; and

1)    To perform such other duties as are incident to his office or are entrusted to him by the Board of Directors.

The President may assign the exercise or performance of any of the foregoing powers, duties and functions to any other officer(s), subject always to his supervision and control.

Section 4. The Chief Executive Officer - The Chief Executive Officer (“CEO”), who may or may not be a director, shall be responsible for all day-to-day management decisions and shall act as the direct liaison between the Board and management of the Corporation and communicates to the Board on behalf of management. He shall exercise the following duties and responsibilities:

a)    To lead, in conjunction with the Board, the development of the Corporation’s strategy and oversee the implementation of the Corporation’s long and short term plans in accordance to its strategy;

b)    To ensure that expenditures of the Corporation are within the authorized annual budget of the Corporation and to assess the principal risks of the Corporation and to ensure that these risks are being monitored and managed;

c)    To ensure effective internal controls and management information systems are in place and the Corporation has appropriate systems to enable it to conduct its activities and operations both lawfully and ethically;

d)    To ensure the Corporation is appropriately organized and staffed and to have the authority to hire and terminate staff as necessary to enable it to achieve the approved strategy;

e)    To keep abreast of all material undertakings and activities of the Corporation and all material external factors affecting the Corporation and to ensure that processes and systems are in place to ensure that the Board and management of the Corporation are adequately informed to form appropriate judgments;

Section 5. The Chief Operating Officer—The Chief Operating Officer (“COO”), who may or may not be a director, shall assist the CEO in the development of organizational policies and goals that cover operations, personnel, financial performance and growth of the function and/or business units of the Corporation. The COO shall exercise the following duties and responsibilities:

a)    To direct internal operations to achieve budgeted results and other financial criteria and to preserve the capital funds invested in various enterprises;

b)    To participate in the development and preparation of short-term and long-range plans and budgets based upon broad organization goals and objectives and recommends their adoption to the CEO;

c)    To develop and establish operating policies consistent with the CEO’s broad policies and objectives and ensure their adequate execution, appraise and evaluate the results of overall operations regularly and systematically and reports these results to the CEO;

d)    To ensure that all activities and operations are performed in compliance with laws and regulations governing the Corporation’s business operations;

e)    To advise the Board on key planning issues and make recommendations on important business decisions;

f)    To ensure all department heads are fully informed of operational objectives and to set operation and/or performance goals for each department which are aggressive, achievable and tied to long term goals;

g)    To establish and monitor performance reporting system of all departments and to facilitate resolution of issues between departments;

h)    To conduct regular meetings with department heads to ensure that priorities are clear and coordination is good and ensure day-to-day operations comply with organizational requirements for quality management, legal stipulations and general duty of care.

Section 6. The Secretary—The Secretary must be a resident and a citizen of the Philippines. He shall be the custodian of and shall maintain the corporate books and records and shall be the recorder of the Corporation’s formal actions and transactions. He shall have the following specific powers and duties:

a)    To record or see to the proper recording of the minutes and transactions of all meetings of the directors and the stockholders and to maintain minute books of such meetings in the form and manner required by law;

b)    To keep or cause to be kept record books showing the details required by law with respect to the stock certificates of the Corporation, including ledgers and transfer books showing all shares of the Corporation subscribed, issued and transferred;

c)    To keep the corporate seal and affix it to all papers and documents requiring a seal, and to attest by his signature all corporate documents requiring the same;

d)    To attend to the giving and serving of all notices of the Corporation required by law or these By-Laws to be given;

e)    To certify to such corporate acts, countersign corporate documents or certificates, and make reports or statements as may be required of him by law or by government rules and regulations;

f)    To act as the inspector at the election of directors and, as such, to determine the number of shares of stock outstanding and entitled to vote, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and to receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote. The Secretary may assign the exercise or performance of any or all of the foregoing duties, powers and functions to any other person or persons, subject always to his supervision and control; and

g)    To perform such other duties as are incident to his office or as may be assigned to him by the Board of Directors or the President.

Section 7. The Treasurer—The Treasurer of the Corporation shall be its chief fiscal officer and the custodian of its funds, securities and property. The Treasurer shall have the following duties:

a)    To keep full and accurate accounts of receipts and disbursements in the books of the Corporation;

b)    To have custody of, and be responsible for, all the funds, securities and bonds of the Corporation;

c)    To deposit in the name and, to the credit of the Corporation, in such bank as may be designated from time to time by the Board of Directors, all the moneys, funds, securities, bonds, and similar valuable effects belonging to the Corporation which may come under his control;

d)    To render annual statements showing the financial condition of the Corporation and such other financial reports as the Board of Directors, the Chairman, or the President may, from time to time require;

e)    To prepare such financial reports, statements, certifications and other documents, which may, from time to time, be required by government rules and regulations and to submit the same to the proper government agencies; and

f)    To exercise such powers and perform such duties and functions as may be assigned to him by the President.

Section 8. Term of Office—The term of office of all officers shall be for a period of one (1) year and until their successors are duly elected and qualified. Such officers may however be sooner removed for cause.

Section 9. Vacancies—If any position of the officers becomes vacant by reason of death, resignation, disqualification or for any other cause, the Board of Directors, by majority vote may elect a successor who shall hold office for the unexpired term.

Section 10. Compensation—The officers shall receive such remuneration as the Board of Directors may determine. All other officers shall receive such remuneration as the Board of Directors may determine upon recommendation of the President. A director shall not be precluded from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 11. Executive Committee—There is hereby created an Executive Committee composed of seven (7) members, majority of whom must be members of the Board of Directors.

The Executive Committee may act, by majority of all its members, on such specific matters within their competence of, and as may be delegated by the Board of Directors, provided that in all transactions for the consideration of the Committee, at least 3 Directors are present and vote on the matter presented.

Meetings of the Executive Committee may be held in person or by remote communication.

During every meeting of the Board of Directors, the Executive Committee shall report in summary form all matters acted upon by it, all of which matters shall be considered ratified unless otherwise expressly revoked. The Corporate Secretary is authorized to certify to all such acts of the Executive Committee as if it were the acts of the Board. (As amended by majority vote of the Board of Directors and ratified by the affirmative vote of the stockholders representing at least two-thirds (2/3) of the outstanding capital stock of the Corporation at their joint special meeting held on 17 May 2021)

ARTICLE V

OFFICES

Section 1. The principal office of the Corporation shall be located at the place stated in the Third Article of the Articles of Incorporation. The Corporation may have such other branch offices, either within or outside the Philippines as the Board of Directors may designate or as the business of the Corporation may, from time to time, require.

ARTICLE VI

AUDIT OF BOOKS, FISCAL YEAR AND DIVIDENDS

Section 1. External Auditors - At the regular stockholders’ meeting, the external auditor or auditors of the Corporation for the ensuing year shall be appointed. The external auditor or auditors shall examine, verify and report on the earnings and expenses of the Corporation and shall certify the remuneration of the external auditor or auditors, as determined by the Board of Directors.

Section 2. Fiscal Year - The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

Section 3. Dividends—Dividends shall be declared and paid out of the unrestricted retained earnings which shall be payable in cash, property, or stock to all stockholders on the basis of outstanding stock held by them, as often and at such times as the Board of Directors may determine and in accordance with law and applicable rules and regulations.

ARTICLE VII

SEAL

Section 1. Form and Inscriptions—The corporate seal shall be determined by the Board of Directors.

ARTICLE VIII

AMENDMENTS

Section 1. These By-Laws may be amended or repealed by the affirmative vote of at least a majority of the Board of Directors and the stockholders representing a majority of the outstanding capital stock at any stockholders’ meeting called for that purpose. However, the power to amend, modify, repeal or adopt new By-Laws may be delegated to the Board of Directors by the affirmative vote of stockholders representing not less than two-thirds of the outstanding capital stock; provided, however, that any such delegation of powers to the Board of Directors to amend, repeal or adopt new By-Laws may be revoked only by the vote of the stockholders representing a majority of the outstanding capital stock at a regular or special meeting.

IN WITNESS WHEREOF, we, the undersigned stockholders have adopted the foregoing By-Laws and have hereunto affixed our signatures this March 5, 2021 at Parañaque City, Philippines.

KENJI SUGIYAMA Passport No.: ***	TAKAKO OKADA Passport No.: ***